--------------------------------------------------------------------------------
                  Form of Stock Option Agreements to be issued pursuant
                           to the 1997 Stock Option Plan Company
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                                  EXHIBIT 4(B)

                                                              [NSO GRANT FORM]


                             Workforce Systems Corp.
                           7777 Glades Road, Suite 211
                            Boca Raton, Florida 33434

                                                             Date:  __________
____________________
____________________
____________________


Dear __________:

      The Board of Directors of Workforce Systems Corp. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the Workforce Systems Corp. 1997 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

      1.    TYPE OF OPTION.  You are  granted an NSO.  Please see in  particular
Section 11 of the Plan.

      2. RIGHTS AND PRIVILEGES. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share.

      3. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

      4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

      5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

            (a)   __________,  199_,  being  __________  years  from the date of grant pursuant to the provisions of Section 2 of this Agreement; or

            (b)   The  expiration  of  three  months  following  the  date  your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

            (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

       6.   SECURITIES LAWS.

            The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

      7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

      8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                    Very truly yours,


                                    By:_______________________________
                                             President
AGREED AND ACCEPTED:
_________________________

                                                  [ALTERNATIVE NSO GRANT FORM]


                              OPTION TO PURCHASE
                              ------------------

                                 COMMON STOCK
                                 ------------

                                      OF
                                      --

                            WORKFORCE SYSTEMS CORP.
                            -----------------------


      This is to certify that __________________ ("Optionee") is entitled, subject to the terms and conditions hereinafter set forth, to purchase ___________ shares of Common Stock, par value $.001 per share (the "Common Shares"), of Workforce Systems Corp., a Florida corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

      The purchase rights represented by this Option are exercisable commencing on the date hereof through and including ___________________ at a price per Common Share of $_____.

      The purchase rights represented by this Option are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Option, the company shall cancel this Option on surrender hereof and shall execute and deliver a new Option of like tenor and date for the balance of the Common Shares purchasable hereunder.

      The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Options of like tenor then outstanding.

      This Option shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Option or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Option shall be exercised.

      In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

      (a) The aggregate number and kind of Common Shares subject to this Option shall be adjusted appropriately;

      (b) Rights under this Option, both as to the number of subject Common Shares and the Option price, shall be adjusted appropriately; and

      (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, this Option shall terminate, but the registered owner of this Option shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise the Option in whole or in part to the extent that it shall not have been exercised.

      The Optionee shall have the right to exercise all or a portion of this Option as follows:

      (a) At any time and from time to time on or prior to the expiration date, by surrendering at the principal office of the Company this Option and by paying the exercise price by check or wire transfer to the Company as to the number of Common Shares as to which the Option is being exercised (the "Exercise Amount") and receiving in exchange therefor the number of Common Shares equal to the Exercise Amount; and/or

      (b) At any time and from time to time on or prior to the expiration date, by surrendering at the principal office of the Company this Option and receiving in exchange therefor the number of Common Shares equal to the product of the Exercise Amount multiplied by a fraction, the numerator of which is the market price less the exercise price and the denominator of which is such market price. The market price shall be equal to the average closing price of the Common Shares for the five trading days preceding the notice of exercise; and/or

      (c) At any time and from time to time on or prior to the expiration date, by surrendering at the principal office of the Company this Option and by surrendering Common Shares of the Company valued at the market price, as determined above, and receiving in exchange therefor the number of Common Shares equal to the Exercise Amount.

      (d) The Optionee may use one or more of the methods of exercise outlined above when exercising this Option.

      The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

      The Option and all rights hereunder shall not be transferable otherwise than by will or the laws of descent and distribution.

      The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Option or any potion thereof prior to fulfillment of all the following conditions:

      (a) The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

      (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

      (c) The obtaining from the registered owner of the Option a representation in writing, as required, that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Options and the related shares have not been registered under the Securities Act of 1933, as amended (the "Act"); and

      (d) The placing on the certificate, as required, of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Option and the related shares have not been registered under the Act to the following effect:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OF THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."


      IN WITNESS WHEREOF, the Company has caused this Option to be executed by the signature of its duly authorized officer.



                                    Workforce Systems Corp.

                                    By:_____________________________
                                    Its:       President

Dated:_____________________

                                SUBSCRIPTION FORM

       (To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by the within Option.)



Workforce Systems Corp.
7777 Glades Road, Suite 211
Boca Raton, Florida 33434

      The undersigned hereby irrevocably subscribes for ____________ Common Shares pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment of $________ therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.


Dated:___________________     Signed:____________________________________

                              Address:     ______________________________

                                           ______________________________

                                           ______________________________

                                                              [ISO GRANT FORM]

                                                       Date:  ________________

                             Workforce Systems Corp.
                           7777 Glades Road, Suite 211
                            Boca Raton, Florida 33434

__________________
__________________
__________________


Dear _______________:

      The Board of Directors of Workforce Systems Corp. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the Workforce Systems Corp. 1997 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and under-stand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

      1.    TYPE OF OPTION.  You are  granted an ISO.  Please see in  particular
Section 11 of the Plan.

      2. RIGHTS AND PRIVILEGES. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock.

      3. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

      4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

      5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

            (a)   _____________, 199___, being __________ years from the date of grant pursuant to the provisions of Section 2 of this Agreement; or

            (b)   The  expiration  of thirty (30) days  following  the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

            (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

       6.   SECURITIES LAWS.

            The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

      7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

      8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                       Very truly yours,


                                       By:_______________________________
                                       Name: ____________________________
                                       Its:     President

AGREED AND ACCEPTED:

_________________________

                                                               [NSO GRANT FORM
                                                          WITH RELOAD OPTIONS]


                           Workforce Systems Corp.
                          7777 Glades Road, Suite 211
                           Boca Raton, Florida 33434



                                                             Date:  __________
_____________________
_____________________
_____________________


Dear __________:

      The Board of Directors of Workforce Systems Corp. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the Workforce Systems Corp. 1997 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

      1.    TYPE OF OPTION.  You are  granted an NSO.  Please see in  particular
Section 11 of the Plan.

      2.    RIGHTS AND PRIVILEGES.

            (a) Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share.

            (b) In addition to the Option granted hereby (the "Underlying Option"), the Corporation will grant you a reload option (the "Reload Option") as hereinafter provided. A Reload Option is hereby granted to you if you acquire shares of Stock pursuant to the exercise of the Underlying Option and pay for such shares of Stock with shares of Common Stock of the Corporation already owned by you (the "Tendered Shares"). The Reload Option grants you the right to purchase shares of Stock equal in number to the number of Tendered Shares. The date on which the Tendered Shares are tendered to the Corporation in full or partial payment of the purchase price for the shares of Stock acquired pursuant to the exercise of the Underlying Option is the Reload Grant Date. The exercise price of the Reload Option is the fair market value of the Tendered Shares on the Reload Grant Date. The fair market value of the Tendered Shares shall be the low closing bid price per share of the Corporation's Common Stock on the Reload Grant Date. The Reload Option shall vest equally over a period of __________ (___) years, commencing on the first anniversary of the Reload Grant Date, and on each anniversary of the Reload Grant Date thereafter; however, no Reload Option shall vest in any calendar year if it would allow you to purchase for the first time in that calendar year shares of Stock with a fair market value in excess of $100,000, taking into account ISOs previously granted to you. The Reload Option shall expire on the earlier of (i) __________ (___) years from the Reload Grant Date, or (ii) in accordance with Paragraph 5(b), or (iii) in accordance with Paragraph 5(c) as set forth herein. If vesting of the Reload Option is deferred, then the Reload Option shall vest in the next calendar year, subject, however, to the deferral of vesting previously provided. Except as provided herein the Reload Option is subject to all of the other terms and provisions of this Agreement governing Options.

      3. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

      4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

      5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

            (a)   __________,  199_,  being  __________  years  from the date of grant pursuant to the provisions of Section 2 of this Agreement; or

            (b)   The  expiration  of  three  months  following  the  date  your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

            (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

       6.   SECURITIES LAWS.

            The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

      7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

      8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                    Very truly yours,

                                    By:_______________________________
                                    Name: ____________________________
                                    Its:     President

AGREED AND ACCEPTED:

______________________





















                                        3